EXHIBIT 99.1


                                                 FastFunds Financial Corporation
                                                                            NEWS
                                                           FOR IMMEDIATE RELEASE
August 30, 2004


FOR FURTHER INFORMATION CONTACT:

Ijaz Anwar, Chief Operating Officer
(952) 541-0455

  FASTFUNDS FINANCIAL CORPORATION ENTERS INTO AGREEMENT WITH LONDON INVESTMENT
      COMPANY FOR THE PURCHASE OF $2.94 MILLION OF FASTFUNDS' COMMON STOCK

Minneapolis, Minnesota - FastFunds Financial Corporation (OTC/BB: FFFC) ("FastFunds" or the "Company") announced today that it has signed an agreement with a private investment company for the purchase by the investment company of $2.94 million of FastFunds' common shares in exchange for shares of the investment company.

The investment company is a newly formed London-based company that will apply for its shares to be admitted to trading on the London stock exchange as an investment trust. The investment company has been established specifically to invest in US micro-cap companies with long-term growth potential. The investment company expects its shares to be trading on the London Stock Exchange by September 30, 2004.

The investment company has entered into a "lock-up" agreement with FastFunds pursuant to which it has agreed not to trade the FastFunds shares it will receive as a result of this transaction for a period of one year from the closing date. The Company has agreed to file a registration statement with the SEC allowing the public resale of the common shares by the investment company, commencing at the expiration of the "lock-up" period. In full payment for the shares of FastFunds common stock, the investment company will issue to FastFunds USD $2.94 million equivalent of its shares at a price per share valued at One Pound Sterling.

Thirty percent of the FastFunds shares issued to the investment company will be held in escrow for one year following their issuance, and in the event the per-share market price of the FastFunds common stock at such time is less than the per share value of the FastFunds stock at the time of the closing, the investment company shall be entitled to receive out of escrow a percentage of the shares equal to the percentage of such decline. The remaining shares held in escrow shall be released to FastFunds at such time. The closing of this transaction is subject to certain contingencies, including the listing of the investment company shares on the London Stock Exchange on or before September 30, 2004.


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FastFunds Financial Corporation
Press Release - August 30, 2004
Page 2


FastFunds Financial Corporation is a holding company operating through its wholly owned subsidiary, Chex Services, Inc. of Minnetonka, Minnesota. Chex Services provides comprehensive cash access services to casinos and other gaming facilities under the trademarked name FastFunds. The Company specializes in, and is the industry leader for, full booth operations to Native American casinos and has developed a suite of cash access products for use in the traditional gaming and retail markets. Chex Services' website is located at www.fastfundsonline.com. The Company is majority owned by Equitex, Inc. (Nasdaq:
EQTX), a holding company based in Englewood, Colorado.

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The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward- looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of FastFunds Financial Corporation (f/k/a Seven Ventures, Inc.) or its majority owned parent company Equitex, Inc.; economic downturns affecting the operations of FastFunds Financial Corporation its subsidiaries or companies proposed for merger or acquisition; the loss of contracts or failure to acquire new contracts; success of any legal actions; failure to successfully implement newly developed product lines including projected increases in revenues or earnings; the inability to initiate or complete any contemplated restructuring, offering, acquisition, disposition or other transaction; adverse financial performance by FastFunds Financial Corporation or its subsidiaries; failure to obtain or maintain regulatory approval for products and services offered by FastFunds Financial Corporation or its subsidiaries; adverse equity market conditions and declines in the value of FastFunds Financial Corporation common stock; and the unavailability of financing to complete management's plans and objectives. The forward-looking statements contained in this press release speak only as of the date hereof and FastFunds Financial Corporation disclaims any intent or obligation to update these forward-looking statements.

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